EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-2 Registration Statement (File No. 33-18512), Form S-8 Registration Statement (File No. 33-36634), Form S-8 Registration Statement (File No. 33-36953), Form S-8 Registration Statement (File No. 33-36955), Form S-8 Registration Statement (File No. 33-36956), Form S-3 Registration Statement (File No. 33-46558), Form S-3 Registration Statement (File No. 33-51795) and Form S-3 Registration Statement (File No. 33-54561).


ARTHUR ANDERSEN LLP



Houston, Texas
March 29, 1996